SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                    MFB Corp.
                (Name Of Registrant As Specified In Its Charter)

                                    MFB Corp.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
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                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
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[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. N/A (1) Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:
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         (4)      Date Filed:

                                    MFB CORP.
                             121 South Church Street
                            Mishawaka, Indiana 46544
                                 (574) 255-3146

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                         To Be Held On January 20, 2004

     Notice is hereby given that the Annual Meeting of Shareholders of MFB Corp. (the "Holding Company") will be held at the McKinley Branch Office of MFB Financial at 411 W. McKinley Avenue, Mishawaka, Indiana 46545, on Tuesday, January 20, 2004, at 7:00 p.m., Eastern Standard Time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Holding Company to serve three-year terms expiring in 2007.

     2. Ratification of Auditors. Ratification of the appointment of Crowe, Chizek and Company LLC ("Crowe Chizek") as auditors for MFB Corp. for the fiscal year ending September 30, 2004.

     3. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 5, 2003, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended September 30, 2003, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.


                                        By Order of the Board of Directors


                                        /s/ Charles J. Viater
                                        Charles J. Viater, President and
                                        Chief Executive Officer

Mishawaka, Indiana
December 15, 2003

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    MFB CORP.
                             121 South Church Street
                            Mishawaka, Indiana 46544
                                 (574) 255-3146

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                January 20, 2004

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of MFB Corp. (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 7:00 p.m., Eastern Standard Time, on January 20, 2004, at the McKinley Branch Office of MFB Financial at 411 W. McKinley Avenue, Mishawaka, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of MFB Financial. This Proxy Statement is expected to be mailed to the shareholders on or about December 15, 2003.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (M. Gilbert Eberhart, 121 South Church Street, Mishawaka, Indiana 46544), (ii) submitting a duly executed proxy bearing a later date, or
(iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on December 5, 2003 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,301,210 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership at the Common Stock as of December 5, 2003, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                            Number of Shares
         Name and Address of                 of Common Stock         Percent of
         Beneficial Owner (1)              Beneficially Owned         Class (2)
--------------------------------------     ------------------        ----------
Jeffrey L. Gendell (3)                            67,721 (3)            5.2%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut  06830

First Manhattan Co., General Partner (4)          72,383 (4)            5.6%
437 Madison Avenue
New York, New York  10022

Charles J. Viater                                122,613 (5)            8.8%
121 South Church Street
Mishawaka, Indiana  46544

Home Federal Savings Bank, Trustee (6)           128,476 (6)            9.9%
501 Washington Street
Columbus, Indiana 47201
------------------
(1) The information in this chart is based on Schedule 13D and 13G reports filed by the above-listed persons with the Securities and Exchange Commission and subsequent communications from such persons. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings or communications.
(2) Based upon 1,301,210 shares of Common Stock outstanding which does not include options for 207,450 shares of Common Stock granted to certain directors, officers and employees of the Holding Company and MFB Financial.
(3) These shares are held by Tontine Financial Partners, L.P., a Delaware limited partnership. Tontine Management, L.L.C., a limited liability company organized under Delaware law, is its general partner and Mr. Gendell is the managing member of the general partner. These persons share voting and investment power with respect to the shares.
(4) First Manhattan Co. is a securities broker and dealer and investment advisor. First Manhattan Co. is the general partner of the limited partnerships that own these shares. First Manhattan Co. has sole voting and dispositive power with respect to the shares listed above.
(5) Includes 7,764 whole shares allocated to Mr. Viater under the MFB Financial Employee Stock Ownership Plan and Trust (the "ESOP") as of September 30, 2002, 2,746 whole shares allocated to his account under the MFB Financial Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan") as of September 30, 2003, and 89,619 shares subject to stock options granted under the MFB Corp. Stock Option Plan (the "Option Plan") and the MFB Corp. 1997 Option Plan (the "1997 Option Plan"). Does not include 32,381 shares subject to stock options granted under the 1997 Option Plan and the MFB Corp. 2002 Stock Option Plan (the "2002 Option Plan"), which are not exercisable within 60 days of the Voting Record Date.
(6) These shares are held by the Trustee of the Holding Company's Employee Stock Ownership Plan as of September 30, 2002. The employees participating in that Plan are entitled to instruct the Trustee how to vote shares held in their accounts under the Plan. Unallocated shares held in a suspense account under the Plan are required under the Plan terms to be voted by the Trustee in the same proportion as allocated shares are voted.


                       PROPOSAL I-- ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven members. All of the directors except Charles J. Viater meet the standards for independence of Board members set forth in the Listing Standards for the National Association of Securities Dealers. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. Directors must have their principal domicile in St. Joseph County, Indiana, must have had a loan or deposit relationship with MFB Financial for a continuous period of 12 months prior to their nomination to the board, and non-employee directors must have served as a member of a civic or community organization based in St. Joseph County, Indiana for at least a continuous period of 12 months during the five years prior to their nomination to the Board. The nominees for director this year are Christine A. Lauber and Reginald
H. Wagle, each of whom is a current director of the Holding Company. If elected by the shareholders at the Annual Meeting, the terms of Ms. Lauber and Mr. Wagle will expire in 2007.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director is related to any other nominee for director or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.

                                                     Director   Common Stock
                                        Director of   of the    Beneficially
                         Expiration of      MFB       Holding    Owned as of
                           Term as       Financial    Company     December 5,   Percentage
Name                       Director        Since       Since       2003 (1)      of Class
----                     -------------  -----------  --------   -------------   ----------
Director Nominees:
Christine A. Lauber          2007          1998        1998       12,200 (2)         .9%
Reginald H. Wagle            2007          1982        1994       34,100 (3)        2.6%

Directors:
M. Gilbert Eberhart, DDS     2006          1979        1994       41,900            3.2%
Thomas F. Hums               2005          1961        1994       30,748 (4)        2.4%
Jonathan E. Kintner, O.D.    2006          1977        1994       30,140 (5)        2.3%
Michael J. Marien            2005          1987        1994       38,180 (6)        2.9%
Charles J. Viater            2005          1995        1995      122,613 (7)        8.8%

Executive Officers:
Donald R. Kyle                                                    12,912 (8)        1.0%
Thomas J. Flournoy                                                 3,850 (9)         .3%
All directors and executive officers
  as a group (9 persons)                                         326,643 (10)      22.7%
___________________
(1)  Based upon information furnished by the respective director nominees. Under applicable  regulations,  shares are deemed to be  beneficially  owned by a person if he or she directly or indirectly  has or shares the power to vote or dispose of the shares,  whether or not he or she has any economic  power with respect to the shares.  Includes shares  beneficially owned by members of the immediate families of the director nominees residing in their homes.
(2)  Includes  12,000  shares  subject to a stock option  granted under the 1997
     Option Plan.
(3)  Includes  19,200 shares held jointly by Mr. Wagle and his spouse and 12,000 shares subject to a stock option granted under the Option Plan.
(4)  Of these  shares,  15,750 are held in a trust of which Mr.  Hums is trustee and  beneficiary and 6,250 are held in a trust of which Mr. Hums' spouse is trustee and beneficiary.
(5)  Of these shares,  2,700 shares are subject to a stock option  granted under the Option Plan.
(6)  Of these  shares,  6,000 are subject to a stock  option  granted  under the
     Option Plan.
(7)  Includes  7,764 whole shares  allocated to Mr.  Viater under the ESOP as of
     September 30, 2002,  2,746 whole shares  allocated to his account under the
     401(k) Plan as of September 30, 2003,  and 89,619  shares  subject to stock options  granted  under the Option Plan and the 1997 Option Plan.  Does not include  32,381  shares  subject to stock  options  granted  under the 1997
     Option Plan and the 2002 Option  Plan which are not  exercisable  within 60 days of the Voting Record Date.
(8)  Includes  11,000  shares  subject to stock  options  granted under the 1997
     Option  Plan and the 2002 Option  Plan,  646 shares  allocated  to Mr. Kyle under the 401(k) Plan as of September 30, 2003, and 266 shares allocated to
     Mr. Kyle under the ESOP as of September  30, 2002.  Does not include  1,500 shares  subject to stock  options  granted under the 2002 Option Plan which are not exercisable within 60 days of the Voting Record Date.
(9)  Includes  3,700  shares  subject to stock  options  granted  under the 1997
     Option Plan and the 2002 Option Plan. Does not include 5,800 shares subject to  stock  options  granted  under  the  2002  Option  Plan  which  are not exercisable within 60 days of the Voting Record Date.
(10) The total of such shares  includes  137,019 shares subject to stock options granted under the Holding Company's Option Plans, 8,030 shares allocated to such  persons  under the ESOP as of September  30,  2002,  and 3,392 shares allocated to such persons under the 401(k) Plan as of September 30, 2003.


     Presented below is certain information concerning the directors and director nominees of the Holding Company:

     M. Gilbert Eberhart, DDS (age 69) has served as Secretary of MFB Financial since 1987 and of the Holding Company since its inception. He is also a dentist based in Mishawaka.

     Thomas F. Hums (age 70) served as President and Chief Executive Officer of MFB Financial from 1972 until September 1995 and as President and Chief
Executive Officer of the Holding Company from its inception until September, 1995. He is the current Chairman of the Holding Company and of MFB Financial.

     Jonathan E. Kintner, O.D. (age 60) has a private practice of optometry in Mishawaka.

     Christine A. Lauber (age 58) has served as a certified public accountant in private practice in South Bend, Indiana for more than the last five years. She also serves as President of Automated Information Management, Inc. (payroll management services, South Bend, Indiana).

     Michael J. Marien (age 55) has served as an Account Manager for IT/Signode Corp., a division of Illinois Tool Works (packaging of steel industry products and services, Glenview, Illinois), for more than the past five years.

     Charles J. Viater (age 49) has served as the President and Chief Executive Officer of the Holding Company and of MFB Financial since September, 1995.

     Reginald H. Wagle (age 61) has served as Vice President of Memorial Health Foundation since 1992. Until 1992, he was a free-lance political consultant and until 1991, he also served as District Director for the Office of United States Representative John P. Hiler, Third Congressional District of Indiana.

     THE DIRECTORS WILL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.


The Board of Directors and its Committees

     During the fiscal year ended September 30, 2003, the Board of Directors of the Holding Company met or acted by written consent 14 times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee and a Compensation Committee. All committee members are appointed by the Board of Directors.

     The Audit Committee, which has been established in accordance with ss. 3(a)(58)(A) of the Securities Exchange Act of 1934, recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of such audit. The members of the Audit Committee are Christine A. Lauber, Thomas F. Hums and Reginald H. Wagle. The Audit Committee held five meetings during the fiscal year ended September 30, 2003.

     The Compensation Committee administers the Holding Company's stock option plans and determines the compensation of the Holding Company's officers. The members of that Committee are Messrs. Eberhart, Kintner, Marien, Wagle and Hums and Ms. Lauber. All of these Committee members meet the standards for independence for compensation committee members set forth in the Listing Standards of the National Association of Securities Dealers. The Compensation Committee held one meeting during the fiscal year ended September 30, 2003.

     The Corporation's Nominating Committee nominated the slate of directors set forth in the Proxy Statement. The Nominating Committee held one meeting during the fiscal year ended September 30, 2003. The members of this Nominating Committee were Mr. Eberhart, Mr. Kintner, and Mr. Marien. All of these members meet the standards for independence for nominating committee members set forth in the Listing Standards of the National Association of Securities Dealers. Although the Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 120 days prior to the Annual Meeting; provided, however, that in the event that less than 130 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.


Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company's financial statements for the fiscal year ended September 30, 2003, included in the Holding Company's Shareholder Annual Report accompanying this Proxy Statement ("2003 Audited Financial Statements"):

     The Committee has reviewed and discussed the Holding Company's 2003 Audited Financial Statements with the Holding Company's management.

     The Committee has discussed with its independent auditors (Crowe, Chizek and Company LLC) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Holding Company and its related entities) and has discussed with the auditors the auditors' independence from the Holding Company.

     Based on review and discussions of the Holding Company's 2003 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company's 2003 Audited Financial Statements be included in the Holding Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

     This Report is respectfully submitted by the Audit Committee of the Holding Company's Board of Directors.

                             Audit Committee Members
                             -----------------------
                               Christine A. Lauber
                                 Thomas F. Hums
                                Reginald H. Wagle

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually. A copy of that Charter is attached hereto as Exhibit A.

     Independence of Audit Committee Members. The Holding Company's Audit Committee is comprised of Messrs. Thomas F. Hums and Reginald H. Wagle and Ms. Christine A. Lauber. Each of these members meets the requirements for independence for Audit Committee members set forth in the Listing Standards of the National Association of Securities Dealers. In addition, the Board of Directors has determined that Christine A. Lauber is a "financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934.


Management Remuneration and Related Transactions

     Joint Report of the Compensation Committee and the Stock Compensation Committee

     The Board of Directors of MFB Financial reviews payroll costs, establishes policies and objectives relating to compensation, and is advised of aggregate budgeted amounts for the salaries of all employees, other than officers of the Holding Company. Beginning in 2004, all decisions relating to salary of the Holding Company's officers, including its Named Executive Officers, are to be determined by the Holding Company's Compensation Committee. The Compensation Committee members are Ms. Lauber and Messrs. Eberhart, Kintner, Marien, Wagle and Hums. In approving the salaries of executive officers, the Compensation Committee has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time the Committee reviews information provided to its members by independent compensation consultants in making its decisions. The Holding Company's Compensation Committee also administers the Holding Company's stock option plans.

     The objectives of the Board of Directors and the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Holding Company's long-term success;

     (2)  reward  executive   officers  based  upon  their  ability  to  achieve
          short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Holding Company's shares increases.

     At present, the Holding Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive bonuses in the form of stock options. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance.

     Base Salary. Base salary levels of the Holding Company's executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Holding Company's Compensation Committee also takes into account individual experience and performance.

     Mr. Charles J. Viater was the Holding Company's Chief Executive Officer throughout fiscal 2003. Mr. Viater's salary was increased from $191,784 in fiscal 2002 to $196,000 in fiscal 2003. In recommending this increase, the Board of Directors of the Holding Company, excluding Mr. Viater, considered the Holding Company's financial performance for the prior fiscal year.

     Stock Options. The Holding Company's stock option plans serve as long-term incentive plans for executive officers and other key employees. These plans align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and enable executives to acquire a significant ownership position in the Holding Company's Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Compensation Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive's level of responsibility and contributions to the Holding Company.

     Mr. Viater received a grant of options for 50,000 shares at an option price per share equal to the fair market value of a share on the date of grant during fiscal year 2003. See "Management Remuneration and Related Transactions-- Stock Options."

     Finally, the Board of Directors notes that Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code), in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the executive officers named in the compensation table below in the last fiscal year exceeded the threshold for deductibility under section 162(m).

     The Board of Directors and the Compensation Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Holding Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are rewarded commensurately. The Committee members believe that compensation levels during fiscal 2003 for executives and for the chief executive officer adequately reflect the Holding Company's compensation goals and policies.

                         Compensation Committee Members
                         ------------------------------
                              Gilbert Eberhart, DDS
                                 Thomas F. Hums
                            Jonathan E. Kintner, O.D.
                               Christine A. Lauber
                                Michael J. Marien
                                Reginald H. Wagle


     Remuneration of Named Executive Officer

     During the fiscal year ended September 30, 2003, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by MFB Financial.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiaries for the last three fiscal years of (1) the person who served as chief executive officer of the Holding Company during the fiscal year ended September 30, 2003, and (2) each other executive officer of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year (the "Named Executive Officers").

                                            Summary Compensation Table
                                                                             Long Term Compensation
                                                                             ----------------------
                                       Annual Compensation                            Awards
                                     -----------------------      Other      ----------------------        All
                                                                  Annual     Restricted   Securities      Other
Name and                  Fiscal                                  Compen-       Stock     Underlying     Compen-
Principal Position         Year      Salary ($)(1)  Bonus ($)  sation($)(2)   Awards($)   Options(#)  sation($)(3)
------------------        ------     -------------  ---------  ------------  ----------   ----------  ------------
Charles J. Viater,         2003        $211,150      $45,000        --           --       50,000 (4)     $10,673
   President and Director  2002        $206,109      $25,650        --           --           --         $ 7,017
                           2001        $192,273      $36,450        --           --           --         $19,889
Donald R. Kyle,            2003        $123,000      $13,600        --           --        1,500 (5)     $ 4,385
   Executive Vice          2002        $119,039     $  5,500        --           --        2,000 (6)     $ 3,877
   President and Chief     2001        $117,308      $12,000        --           --           --         $ 5,758
   Operating Officer
Thomas J. Flournoy,        2003        $105,000      $12,000        --           --        1,500 (5)     $ 5,558
   Vice President and
   Chief Financial Officer
____________________
(1)  Includes fees received for service on MFB Financial's Board of Directors.
(2)  The  Named  Executive  Officers  of the  Holding  Company  receive  certain perquisites,  but the incremental  cost of providing such  perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
(3)  Includes MFB  Financial's  contributions  on behalf of the Named  Executive
     Officers to the 401(k) Plan.
(4)  Options for 1,429 shares  became fully vested on May 19, 2003.  Options for
     4,694  shares  vest on the first  day of  January  in 2004,  2005 and 2006.
     Options  for 11,496  shares  vest on the 19th day of  November  in 2003 and
     2004. Options for 11,497 shares vest on November 19, 2005.
(5)  These options became fully vested on May 19, 2003.
(6)  These options became fully vested on June 18, 2002.


     Stock Options

     The following table sets forth information related to options granted during fiscal year 2003 to the Named Executive Officers.

                               Option Grants - Last Fiscal Year
                                       Individual Grants

                                      % of Total
                                    Options Granted     Exercise or
                       Options       to Employees       Base Price     Expiration      Grant Date
Name                Granted (#)(1)   In Fiscal Year    ($/Share) (2)      Date          Value (5)
------------------  --------------  ---------------    -------------  -------------    ----------
Charles J. Viater       50,000           84.75%            $21.30     11/18/2012 (3)    $291,000
Donald R. Kyle           1,500            2.54%            $21.30     11/18/2012 (4)    $  8,730
Thomas J. Flournoy       1,500            2.54%            $21.30     11/18/2012 (4)    $  8,730
________________

(1)  Options to acquire shares of the Holding Company's Common Stock.
(2) The option exercise price may be paid in cash or with the approval of the Compensation Committee in shares of the Holding Company's Common Stock or a combination thereof. The option exercise price equaled the market value of a share of the Holding Company's Common Stock on the date of grant.
(3) Options for 1,429 shares became fully vested on May 19, 2003. Options for 4,694 shares vest on the first day of January in 2004, 2005 and 2006.
     Options for 11,496 shares vest on the 19th day of November in 2003 and 2004. Options for 11,497 shares vest on November 19, 2005.
(4)  Mr. Kyle's and Mr. Flournoy's options became exercisable on May 19, 2003.
(5) This column sets forth the present value of the options on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 1.82%, risk-free rate of return of 3.72%, expected volatility of 23.23% and expected life of options of eight years.


     The following table includes the number of shares covered by stock options held by the Named Executive Officers as of September 30, 2003. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. The Named Executive Officers did not exercise any stock options during the fiscal year.



        Outstanding Stock Option Grants and Value Realized As Of 9/30/03

                         Number of Unexercised       Value of Unexercised In-the-Money
                       Options at Fiscal Year End     Options at Fiscal Year End (1)
                     ------------------------------  ---------------------------------
Name                 Exercisable   Unexercisable(2)    Exercisable    Unexercisable(2)
------------------   -----------   ----------------   -------------  -----------------
Charles J. Viater       70,194         51,806            $772,323        $553,677
Donald R. Kyle          11,000             --            $114,888              --
Thomas J. Flournoy       2,600          4,400            $ 30,625        $ 58,300
_____________

(1) Amounts reflecting gains on outstanding options are based on the closing price per share for the shares on September 30, 2003, which was $32.00 per share.
(2) The shares represented could not be acquired by the Named Executive Officer as of September 30, 2003.




     Employment Contracts

     MFB Financial has entered into a three-year employment contracts with Mr. Viater, the Holding Company's President and Chief Executive Officer, Mr. Kyle, the Holding Company's Executive Vice President, and Mr. Flournoy, the Holding Company's Vice President and Chief Financial Officer (collectively, the "Employees"). The contracts extend monthly for an additional month to maintain their three-year term if the Board of Directors of MFB Financial determines to so extend them, unless notice not to extend is properly given by either party to the contract. The Employees receive salary under the contracts equal to their current salary subject to increases approved by the Board of Directors. The contracts also provide, among other things, for other fringe benefits and benefit plans available to MFB Financial's employees. The Employees may terminate their employment upon sixty days' written notice to MFB Financial. MFB Financial may discharge any of them for cause (as defined in the contract) at any time or in certain events specified by OTS regulations. If MFB Financial terminates Mr. Kyle's or Mr. Flournoy's employment for other than cause or if Mr. Kyle or Mr. Flournoy terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control of the Holding Company (as defined below) or for the remaining term of the contract, if the termination does not follow a change of control. If MFB Financial terminates Mr. Viater's employment without cause or if Mr. Viater terminates his own contract for cause (as defined in the contract), Mr. Viater will receive his base compensation plus the incentive bonus he received for the tax year preceding the date of termination (1) for three years if the termination follows a change of control of the Holding Company (as defined below) or for the remaining term of the contract, if the termination does not follow a change of control. In addition, during such periods, each Employee will continue to participate in MFB Financial's group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employees will have the right to cause MFB Financial to purchase any stock options they hold for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the Employees by MFB Financial, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause MFB Financial to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts if the three-year payment obligation were triggered under the contracts would be $588,000 to Mr. Viater, $369,000 to Mr. Kyle, and $315,000 to Mr. Flournoy. For purposes of this employment contract, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act. The employment contracts provide MFB Financial protection of its confidential business information and protection from competition by the Employees should they voluntarily terminate their employment without cause or be terminated by MFB Financial for cause.


     Compensation of Directors

     All directors of MFB Financial receive an annual fee of $5,500, plus a fee of $750 per Board meeting attended. Each Board member is also paid $400 for each special meeting attended. Members of Board Committees, who are not employees of MFB Financial, are paid a separate fee of $50 per meeting. As Chairman of the Board of MFB Financial, Mr. Hums receives additional directors' fees of $3,400 per year. As Chair of the Audit Committee, Ms. Lauber receives additional directors' fees of $2,500 per year.

     Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.


     Pension Plan

     On April 1, 2003, MFB Financial terminated its qualified noncontributory multiple-employer defined benefit pension plan covering substantially all of its employees. The plan was administered by the trustees of the Financial Institutions Retirement Fund. There was no separate valuation of plan benefits nor segregation of plan assets specifically for MFB Financial because the plan was a multiple-employer plan and separate actuarial valuations are not made with respect to each employer nor are the plan assets so segregated. At termination, the Holding Company made a contribution of $148,000 to the Fund as part of the termination agreement to cover the deficit between the vested benefits and the value of the Company' s calculated portion of the total plan assets. Pension plan expense for the year ended September 30, 2003, was approximately $148,000.


     Performance Graph

     The following graph shows the performance of the Holding Company's Common Stock since September 30, 1998, in comparison to the NASDAQ Stock market - U.S. Index and the NASDAQ Bank Index.

[GRAPH OMITTED]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG MFB CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE NASDAQ BANK INDEX


                                          Cumulative Total Return
                           -----------------------------------------------------
                              9/98     9/99      9/00     9/01     9/02     9/03



MFB CORP.                   100.00    97.92     87.98    99.02   115.45   171.89
NASDAQ STOCK MARKET (U.S.)  100.00   163.12    217.03    88.74    69.90   106.49
NASDAQ BANK                 100.00   106.49    114.14   129.44   136.65   159.10

    * $100 invested on 9/30/98 in stock or index-including reinvestment of dividends.
      Fiscal year ending September 30.

     Transactions With Certain Related Persons

     MFB Financial has followed a policy of offering to its directors and executive officers real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.


     Compensation Committee Interlocks and Insider Participation

     Beginning in 2004, the Compensation Committee which consists of all of the outside directors of the Holding Company, will determine the compensation of all of the Holding Company's officers. Mr. Hums, who is a member of the Committee, is a former officer of the Holding Company, having retired in 1995.


           PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has renewed the Holding Company's arrangement with Crowe Chizek to be its auditors for the fiscal year ending September 30, 2004, subject to the ratification of the Holding Company's stockholders. A representative of Crowe Chizek is expected to attend the Meeting to respond to appropriate questions and to make a statement if desired.


Audit Fees

     The firm of Crowe Chizek served as our independent public accountants for each of our last two fiscal years ended September 30, 2002 and 2003. The aggregate fees billed by Crowe Chizek for the audit of our financial statements included in our annual report on Form 10-K and for the review of our financial statements included in our quarterly reports on Form 10-Q for our fiscal years ended September 30, 2002 and 2003, were $23,800 and $25,100, respectively.


Audit-Related Fees

     The aggregate fees billed in each of fiscal 2002 and 2003 for assurance and related services by Crowe Chizek that are reasonably related to the audit or review of our financial statements and that were not covered in the Audit Fees disclosure above were $51,034 and $45,150.


Tax Fees

     The aggregate fees billed in each of fiscal 2002 and 2003 for professional services rendered by Crowe Chizek for tax compliance, tax advice or tax planning were $8,450 and $12,725, respectively.


All Other Fees

     During fiscal 2002 or 2003 and prior to May 6, 2003, $70,169 and $11,154 in fees, respectively, were billed for additional professional services rendered by Crowe Chizek not included in the disclosure above. Services rendered included consulting services.

     Our independent auditors performed all work described above with their respective full-time, permanent employees.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that for the fiscal year ended September 30, 2003, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.


                             SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company must be received at the main office of the Holding Company for inclusion in the proxy statement no later than 120 days in advance of December 15, 2004. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 121 South Church Street, Mishawaka, Indiana 46544, and will be subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and, as with any shareholder proposal (regardless of whether included in the Holding Company's proxy materials), the Holding Company's articles of incorporation, by-laws and Indiana law.

     A shareholder proposal being submitted for presentation at the Annual Meeting but not for inclusion in the Holding Company's proxy statement and form of proxy, will normally be considered untimely if it is received by the Holding Company later than 120 days prior to the Annual Meeting. If, however, less than 130 days' notice or prior public disclosure of the date of the next Annual Meeting is given or made to shareholders (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), such proposal shall be considered untimely if it is received by the Holding Company later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the Holding Company receives notice of such proposal after such time, each proxy that the Holding Company receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Holding Company's proxy statement for the next Annual Meeting.


                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.



                                        By Order of the Board of Directors



                                        /s/ Charles J. Viater
                                        Charles J. Viater, President

December 15, 2003

                                                                       Exhibit A

                             AUDIT COMMITTEE CHARTER

Organization

     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. Each member shall be generally knowledgeable in finance and auditing matters and at least one member shall have accounting or related financial management expertise.


Statement of Policy

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal audit function, and the financial management of the corporation.


Responsibilities

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices are in accordance with all requirements and are of the highest quality. This charter will be reviewed annually and updated as necessary.

     In carrying out these responsibilities, the audit committee will:

     o Oversee all aspects of the corporation's relationship with the independent auditors of the corporation's financial statements.

     o Select the independent auditors and determine the scope of work performed and procedures utilized.

     o Review with auditors and management of the corporation the conclusion of any audit including any comments or recommendations of the independent auditors.

     o    Review  financial   statements  contained  in  the  annual  report  to
          shareholders with management and independent auditors prior to their release.

     o Review the quarterly release of financial information with independent auditors and management.

     o Oversee the adequacy and effectiveness of the accounting and financial controls of the corporation.

     o    Review accounting and financial human resources as necessary.

     o Elicit recommendations for improvement from independent auditors, internal auditors, financial management and regulators.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

     o    Oversee the adequacy and effectiveness of the internal audit function.

     o    Review the independence and authority of its reporting obligations.

     o Review audit plans for the coming year and the coordination of such plans with the independent auditors.

     o Receive and review progress reports and a summary of findings from completed internal audit activities.

     o    Meet with internal auditors to discuss comments and recommendations.

     o Submit the minutes of all meetings of the audit committee to the board of directors.

     o Perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

     The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board